                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES


Name                                                  Jurisdiction of Incorporation
----                                                  -----------------------------
Duck Ventures, Inc.                                              Arizona
Ugly Duckling Car Sales, Inc.                                    Arizona
Champion Acceptance Corporation                                  Arizona
Champion Financial Services, Inc.                                Arizona
Champion Receivables Corp.                                       Delaware
Cygnet Finance, Inc.                                             Arizona
Drake Insurance Services, Inc.                                   Arizona
Drake Insurance Agency, Inc.                                     Arizona
Udrac Rentals, Inc.                                              Arizona
Ugly Duckling Car Sales Florida, Inc.                            Florida
Ugly Duckling Car Sales New Mexico, Inc.                         New Mexico
Udrac, Inc.                                                      Arizona
Ugly Duckling Car Sales Texas, LLP                               Arizona
Ugly Duckling Car Sales Georgia, Inc.                            Georgia
Ugly Duckling Car Sales California, Inc.                         California
Cygnet Finance Alabama, Inc.                                     Arizona
Drake Property & Casualty Life Insurance Company                 Turks & Caicos
Drake Life Insurance Company                                     Turks & Caicos
Champion Receivables Corp. II                                    Delaware